Investor Presentation Fourth Quarter and Year Ended 2025 Nasdaq: CARE

Forward-Looking Statement 2 This information contains or incorporates certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Company’s control. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results may differ significantly from those expressed in or implied by these forward-looking statements. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward- looking statements including, but not limited to the effects of: market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and the Company’s net interest margin, net interest income, funding costs and its deposit, loan and securities portfolios; inflation, market and monetary fluctuations; changes in trade policies, tariffs, monetary and fiscal policies and laws of the U.S. government and the related impacts on economic conditions and financial markets, and changes in policies of the Federal Reserve, FDIC and U.S. Department of the Treasury; changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Losses (“CECL”) methodology, including potential volatility in the Company’s operating results due to application of the CECL methodology; cyber-security threats, attacks or events; rapid technological developments and changes; our ability to resolve our nonperforming assets and our ability to secure collateral on loans that have entered nonaccrual status due to loan maturities and failure to pay in full; changes in the Company’s liquidity and capital positions; concentrations of loans secured by real estate, particularly CRE loans, and the potential impacts of changes in market conditions on the value of real estate collateral; increased delinquency and foreclosure rates on CRE loans; an insufficient allowance for credit losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other geopolitical conflicts or public health events (such as pandemics), and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including our relationship with regulators and any actions that may be initiated by our regulators; legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies; the outcome of pending and future litigation and/or governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating acquired operations will be more difficult, disruptive or more costly than anticipated; the soundness of other financial institutions and any indirect exposure related to large bank failures and their impact on the broader market through other customers, suppliers and partners or that the conditions which resulted in the liquidity concerns with those failed banks may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships with; material increases in costs and expenses; reliance on significant customer relationships; general economic or business conditions, including unemployment levels, supply chain disruptions, slowdowns in economic growth, government shutdowns and geopolitical instability and tensions; significant weakening of the local economies in which we operate; changes in customer behaviors, including consumer spending, borrowing and saving habits; changes in deposit flows and loan demand; our failure to attract or retain key associates; expansions or consolidations in the Company’s branch network, including that the anticipated benefits of the Company’s branch acquisitions or the Company’s branch network optimization project are not fully realized in a timely manner or at all; deterioration of the housing market and reduced demand for mortgages; and re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. All risk factors and uncertainties described herein and therein should be considered in evaluating the Company’s forward-looking statements. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events are expressed in or implied by a forward-looking statement may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update, revise or clarify any forward-looking statement to reflect developments occurring after the statement is made, except as required by law.

Table of Contents 3 SECTION 01 Overview 4-13 SECTION 02 Financial Highlights 14-25 SECTION 03 Asset Quality 26-32 SECTION 04 Deposit Mix 33-35 SECTION 05 Commercial Loans 36-45 SECTION 06 Non-GAAP Reconciliation 46-51

Overview SECTION 01

5As of December 31, 2025 Company History Focused on the future. A well-capitalized franchise with momentum 1974 Bank established de novo in 1974 as First National Bank of Rocky Mount, VA 2006 Carter Bank & Trust charter established in 2006 with the merger of ten banks 2020 Carter Bankshares, Inc. holding company established in Q4 2020 with the assets of Carter Bank & Trust 2024 Carter Bankshares, Inc. unveiled a new logo and a refreshed visual brand identity to reflect our revitalized focus Acquired two First Reliance Bank North Carolina branches and onboarded new customers – Announced plans to expand in Greenville, South Carolina and Gastonia, North Carolina and hired new market executives – 65.1% of Loan Production funded at a weighted average rate of 6.49% FYE, with Construction loans of approximately $500M funding over the next 12-18 months – Total portfolio loans increased $254.7M or 7.0% YOY – Strong Available Liquidity Position – Diversified and Granular Deposit base, approximately 78.2% Retail Customers Corporate Highlights $4.9B Assets – $3.9B Loans – $4.2B Deposits HQ Martinsville, Virginia – 64 Branches – 10 Corporate Centers Footprint Stats

As of Month XX, XXXX Regional Footprint 6 VIRGINIA N. CAROLINA Charlotte Martinsville Raleigh Greensboro Lynchburg Charlottesville Corporate Headquarters Regional Offices Branches Map Key Virginia • 51 Total Branches • Total Deposits $3.7B • Annual Commercial Loan Production 35% North Carolina • 13 Total Branches in North Carolina • Total NC Deposits $0.5B • Annual Commercial Loan Production 65% As of December 31, 2025 S. CAROLINA Mortgage Loan Offices

Leadership Team 7 Loran Adams Executive Vice President Director of Regulatory Risk Management 42 years in Industry 8 years at the Bank Tami Buttrey Executive Vice President Chief Retail Banking Officer 42 years in Industry 6 years at the Bank Jane Ann Davis Executive Vice President Chief Administrative Officer 41 years in Industry 41 years at the Bank Tony Kallsen Senior Executive Vice President Chief Credit Risk Officer 34 years in Industry 7 years at the Bank Joyce Parker Executive Assistant 39 years in Industry 36 years at the Bank Chrystal Parnell Executive Vice President Chief Marketing & Communications Officer 22 years in Industry 3 years at the Bank Matt Speare Senior Executive Vice President Chief Operations Officer 23 years in Industry 8 years at the Bank Rich Spiker Senior Executive Vice President Chief Lending Officer 36 years in Industry 8 years at the Bank Charlie Sword Senior Vice President Controller 19 years in Industry 5 years at the Bank Litz Van Dyke Chief Executive Officer 40 years in Industry 9 years at the Bank Bradford Langs President Chief Strategy Officer 39 years in Industry 8 years at the Bank Wendy Bell Senior Executive Vice President Chief Strategy Officer 41 years in Industry 8 years at the Bank

As of Month XX, XXXX Rewarding Relationships 9 Regulators Customers Community Associates Investors Nurturing relationships and rewarding customers, associates, and shareholders. As of December 31, 2025

10As of December 31, 2025 Corporate & Social Responsibility Through the Bank’s FHLB Down Payment Assistance Programs, 69 grants totaling over $1,142,000 were disbursed in 2025 to first-time home buyers or community partners, such as first responders, teachers, or hospital staff. Eighteen Carter Bank associates recently attended the We Impact Virginia summit in Danville. The summit, organized by Virginia Tech, featured a dynamic group of female leaders and innovators who shared compelling stories, practical strategies, and valuable insights to motivate women and drive positive change in our communities and professions. The bank recycled over 77,000 pounds of paper in 2025 through normal course of business and quarterly Community Shred Days sponsored by the Green Team. This equates to 657 trees or over 158,000 kilowatts of energy saved. 3,466 Volunteer Community Service Hours – 73 Nonprofits Supported by Associates Serving on Boards & Committees – $644,677 Charitable Donations & Sponsorships to Nonprofits – 90 Financial Education Classes Facilitated for 2,246 Students

As of Month XX, XXXX Investment Highlights Strong Financial Performance • Strong Liquidity & Capital Position • CET1 of 10.70% • ACL coverage of 1.84% • $1.2B of total available liquidity • 155.7% total available liquidity/ uninsured deposits Attractive Markets & Customers • Well Positioned in Virginia & North Carolina including Fast Growing Markets such as Charlottesville, Charlotte, Greensboro, Roanoke, Raleigh and Winston-Salem. Executing Strategic Objectives • Investments in Human Capital, Brand & Culture, Technology, Loan & Deposit Diversification, Customer Experience, and Safety & Soundness should provide operational leverage and growth going forward Strong Financial Performance Conservative Credit Culture • Well-reserved with our other segment reserve for the largest lending relationship • Excluding the largest lending relationship, credit quality remains strong & underwriting remains conservative 11As of December 31, 2025

As of Month XX, XXXX Strategic Initiatives 12 Superior financial performance and operational excellence. Growing responsibly with financial safety and soundness in mind is an essential practice that enables the Bank to prosper and remain independent. We’re known for our ability to provide exceptional service and build long-lasting relationships with customers. We will continue to build upon this differentiation with exceptional experiences, strong relationships, and community impact by investing in ways to improve the customer experience and gain operational efficiencies. Grow Responsibly – Provide Exceptional Experience – Gain Operational Efficiency We will invest in human capital strategies to enhance the associate experience. We will continue to drive efficiency and process improvement across all levels of the organization, leveraging technology and automation. We will make significant investments in the new brand strategy working on updating and enhancing the image and reputation of the Bank. Invest Enhance Expand We will focus on initiatives around enhancing technology, operations, customer experience, C&I, CRA, channel delivery, and product development. From a risk management perspective, we will strengthen change management systems and leverage the Board’s ERM Committee. We will continue strategies to deepen existing relationships and acquire new relationships in current markets. We will focus on increasing market share in target growth markets. We will focus on expanding through organic growth and opportunistic acquisition. As of December 31, 2025

Safety & Soundness 13As of December 31, 2025 Capital Asset Quality Earnings 10.70% Common Equity Tier 1 Ratio (CET1) – 11.95% Total Risk-based Capital Ratio – 9.43% Leverage Ratio – $19.01 Book Value 0.08% Delinquency/Portfolio Loans – 6.29% NPL/Portfolio Loans1 – 1.84% ACL/Portfolio Loans2 – 0.01% Net Charge-offs/Portfolio Loans (YTD) 0.66% ROA (YTD) – 7.74% ROE (YTD) – 2.83% NIM (FTE) (YTD) – 76.05% Adjusted Efficiency Ratio (YTD) $1.2B Total Liquidity Sources – 9.70% Highly Liquid Assets/Total Assets – 59.81% Highly Liquid Assets/Uninsured Deposits – 155.66% Total Available Liquidity/Uninsured Deposits Liquidity 1 0.77% without the largest NPL relationship, see non-GAAP reconciliation 2 1.38% without the largest NPL relationship, see non-GAAP reconciliation 3 Non-GAAP Financial measure - see Non-GAAP reconciliation

Financial SECTION 02

Balance Sheet & Income Statement

Operational Results	4Q 2025	3Q 2025	QTD Q/Q Change $	4Q 2024	QTD Y/Y Change $	YE 2025	YE 2024	YTD Change $
Net Interest Income	$ 34,604	$ 33,719	**$ 885**	$ 29,148	**$ 5,456**	$ 130,820	$ 114,457	**$ 16,363**
(Recovery) Provision for Credit Losses	(2,178)	2,896	**(5,074)**	(5,114)	**2,936**	(3,637)	(5,039)	**1,402**
(Recovery) Provision for Unfunded Commitments	(80)	335	**(415)**	81	**(161)**	(194)	(7)	**(187)**
Noninterest Income	5,225	5,370	**(145)**	5,368	**(143)**	22,404	21,368	**1,036**
Noninterest Expense	31,004	28,704	**2,300**	28,866	**2,138**	117,054	110,002	**7,052**
Income Tax Expense	2,603	1,735	**868**	2,403	**200**	8,639	6,346	**2,293**
Net Income	$ 8,480	$ 5,419	**$ 3,061**	$ 8,280	**$ 200**	$ 31,362	$ 24,523	**$ 6,839**
Balance Sheet Condition								
Assets	$ 4,851,922	$ 4,840,119	**$ 11,803**	$ 4,659,189	**$ 192,733**			
Portfolio Loans	3,879,560	3,835,653	**43,907**	3,624,826	**254,734**			
Allowance for Credit Losses	(71,491)	(73,762)	**2,271**	(75,600)	**4,109**			
Securities	691,612	727,903	**(36,291)**	718,400	**(26,788)**			
Deposits	4,210,889	4,210,347	**542**	4,153,421	**57,468**			
Borrowings	178,500	175,500	**3,000**	70,000	**108,500**			
Shareholders' Equity	$ 419,697	$ 412,838	**$ 6,859**	$ 384,313	**$ 35,384**			

$0.9M / $5.5M / $16.4M
Net Interest Income up Q/Q, Y/Y & YTD

$(2.2)M / $(3.6)M
(Recoveries) for Credit Losses QTD & YTD

$3.1M / $6.8M
Net Income up QTD & YTD

$192.7M
Asset Growth up Y/Y

$43.9M / $254.7M
Loan Growth up Q/Q & Y/Y

$57.5M
Deposits up Y/Y

Carter Bankshares, Inc.
As of December 31, 2025 15

Financial / Shareholder Ratios

Shareholder Ratios	4Q 2025	3Q 2025	QTD Q/Q Change $	4Q 2024	QTD Y/Y Change $	YE 2025	YE 2024	YTD Change $
Diluted Earnings (Loss) Per Share (QTD & YTD)	$ 0.38	$ 0.24	**$ 0.14**	$ 0.36	**$ 0.02**	$ 1.38	$ 1.06	**$ 0.32**
Financial Ratios								
Return on Avg Assets (QTD & YTD)	0.70%	0.45%	**0.25%**	0.71%	**(0.01)%**	0.66%	0.54%	**0.12%**
Return on Avg Shareholders' Equity (QTD & YTD)	8.12%	5.24%	**2.88%**	8.58%	**(0.46)%**	7.74%	6.67%	**1.07%**
Net Interest Margin (FTE)(QTD & YTD)[1]	2.93%	2.87%	**0.06%**	2.58%	**0.35%**	2.83%	2.58%	**0.25%**
Adjusted Efficiency Ratio (QTD & YTD)[1]	76.85%	73.37%	**3.48%**	82.76%	**(5.91)%**	76.05%	80.95%	**(4.90)%**
Asset Quality Ratios								
NPL / Portfolio Loans	6.29%	6.74%	**(0.45)%**	7.15%	**(0.86)%**			
NPA / Total Assets plus OREO	6.29%	6.75%	**(0.46)%**	7.17%	**(0.88)%**			
ACL / Portfolio Loans	1.84%	1.92%	**(0.08)%**	2.09%	**(0.25)%**			
Net Chg-offs / Portfolio Loans (QTD annualized)	0.01%	0.02%	**(0.01)%**	0.02%	**(0.01)%**	0.01%	0.46%	**(0.45)%**

$0.14 / $0.02 / $0.32
Diluted EPS up Q/Q, Y/Y & YTD

0.25% / 0.12%
ROA up Q/Q & YTD

2.88% / 1.07%
ROE up Q/Q & YTD

0.06% / 0.35% / 0.25%
NIM (FTE) expansion Q/Q, Y/Y & YTD

$14.5M / $38.0M
Curtailment payments QTD & YTD received from the Bank's largest NPL relationship

0.01%
Net Charge-offs at both 4Q 2025 & YE 2025

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation

Carter Bankshares, Inc.
As of December 31, 2025 16

Financial Performance Trends 17As of December 31, 2025 Net Income, in thousands $31,590 $50,118 $23,384 $24,523 $31,362 2021 2022 2023 2024 2025 Adjusted Efficiency Ratio 73.51% 60.67% 72.54% 80.95% 76.05% 2021 2022 2023 2024 2025 ROA 0.76% 1.21% 0.53% 0.54% 0.66% 2021 2022 2023 2024 2025 TCE 9.86% 7.82% 7.78% 8.25% 8.65% 2021 2022 2023 2024 2025 2 1 1 Non-GAAP Financial Measure - see Non-GAAP reconciliation

Capital Management

- Focus on maintaining a strong regulatory capital position in excess of regulatory thresholds.
- Ensure capital levels are commensurate with the Company's risk profile and strategic plan objectives.
- As of December 31, 2025 we purchased 1,124,690 shares of common stock under 2025 Program, effective May 1, 2025 at a total cost $20.0 million at an average cost per share of $17.78.

REGULATORY CAPITAL

10.70%	11.95%	9.43%
TIER 1	TOTAL	LEVERAGE

Carter Bankshares

	Regulatory Well Capitalized	Actual	Excess ($) (In Thousands)	Excludes Impact of Large NPL	Excess ($) Excludes Impact of Large NPL (In Thousands)
Common Equity Tier 1 Ratio ("CET 1")	6.50%	10.70%	$ 180,334	12.69%	$ 259,475
Tier 1 Risk-based Ratio	8.00%	10.70%	115,857	12.69%	196,623
Total Risk-based Capital Ratio	10.00%	11.95%	83,875	13.95%	165,469
Leverage Ratio	5.00%	9.43%	216,026	10.91%	288,124
Critically Undercapitalized Category	Tangible equity to total assets ≤ 2%				
Capital Conservation Buffer	≤ 2.5% composed of CET 1				

	Actual ($) 12/31/25	Cumulative AOCL Impact 12/31/25	Other Segment Reserve Impact 12/31/25[1]
Book Value per Common Share	$ 19.01	$ (1.91)	$ (0.64)
		$(2.55)	
Adjusted Book Value[2]	**$ 21.56**		

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation

[2]During 2024 and 2025, $36.3 million of the other segment reserve released from the $87.9 million of curtailment payments and a decline in reserve rate from 17.99% to 8.43% which resulted in a $1.29 per share increase in book value. Included in the total reserve release is $15.0 million related to the Other segment of the loan portfolio that was charged off during the third quarter of 2024.

Carter Bankshares, Inc.
As of December 31, 2025 18

Liquidity 19As of December 31, 2025 $ in thousands December 31, 2025 December 31, 2024 Change Cash and Due From Banks, including Interest-bearing Deposits $ 105,163 $ 131,171 $ (26,008) FHLB Borrowing Availability1 609,392 735,294 (125,902) Unpledged Investment Securities 402,220 418,350 (16,130) Collateralized Lines of Credit 45,000 45,000 — Excess Pledged Securities 33,443 33,022 421 Unsecured Lines of Credit 30,000 30,000 — Total Liquidity Sources $ 1,225,218 $ 1,392,837 $ (167,619) $1.2B TOTAL AVAILABLE LIQUIDITY Continue to maintain a strong liquidity position: ▪ Ongoing FHLB collateral pledging1 ▪ Maintain three unsecured lines of credit ▪ Maintain one secured line of credit ▪ Majority of bond portfolio is unpledged ▪ Available sources to leverage unpledged bonds • Federal Reserve Discount Window • Federal Home Loan Bank of Atlanta • Secured Federal Funds Lines Strong coverage of uninsured deposits: ▪ Total available liquidity / uninsured deposits 155.7% 1For the periods presented above, the Company maintained a secured FHLB Borrowing Facility with FHLB of Atlanta equal to 30% of the Bank's assets approximating $1.5 billion, with available borrowing capacity subject to the amount of eligible collateral pledged at any given time.

Loan Composition

$ in thousands	For the Period Ending 12/31/2025	9/30/2025	12/31/2024	Variance Quarter	Year
Commercial Real Estate	$ 2,114,314	$ 2,063,181	$ 1,869,831	$ 51,133	$ 244,483
Commercial and Industrial	231,921	218,038	230,483	13,883	1,438
Residential Mortgages	822,141	826,944	777,471	(4,803)	44,670
Other Consumer	28,416	29,077	28,908	(661)	(492)
Construction	465,613	466,701	462,930	(1,088)	2,683
Other[1]	217,155	231,712	255,203	(14,557)	(38,048)
Total Portfolio Loans[2]	**$ 3,879,560**	**$ 3,835,653**	**$ 3,624,826**	**$ 43,907**	**$ 254,734**

- Total portfolio loans increased $254.7M, or 7.0% YoY due to loan growth, primarily in the CRE, residential mortgages, construction and C&I segments.
- 65.1% of Loan Production funded at a weighted average rate of 6.49% YTD 2025, with Construction loans of approximately $500M funding over the next 12-18 months.
- The Other segment is down $38.0M YOY primarily due to curtailment payments made by the Bank's largest lending relationship since these loans were placed in nonaccrual status in the second quarter of 2023.

Total Portfolio Loan Growth [3]



$2,812
$3,149
$3,506
$3,625
$3,880
(4.58)%
11.98%
11.34%
3.39%
7.03%
YE 2021
YE 2022
YE 2023
YE 2024
YE 2025
Portfolio Loans
Growth



CRE 54%
C&I 6%
Res Mtgs 21%
Construction 12%
Other 6%
Other Consumer 1%

[1] Other loans include unique risk attributes considered inconsistent with our current underwriting standards.
[2] Total Portfolio Loans is net of loans held-for-sale and Loan Portfolio Segments are sourced from Fed. Call Codes (RC-C).
[3] $ in millions

Carter Bankshares, Inc.
As of December 31, 2025
20

Loan Portfolio Repricing & Index 4Q2025 21As of December 31, 2025 Loan Portfolio by Rate Type Fixed $1,489 38% Floating $936 24% Variable $1,455 38% Loan Portfolio by Rate Index Type Fixed $1,489 38% Sofr $562 15% Prime $381 10% Treasury $1,448 37% $3.9B $3.9B 1Floating Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once each month. 2Variable Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once during the life of the loan agreement, but not more frequently than once per quarter. 3 $ in millions 3 3 3 3 3 3 3

Top Ten (10) Relationships (Total Commitment) 22As of December 31, 2025 For the Periods Ending Change % of Gross Loans % of RBC $ in thousands 12/31/2025 12/31/2024   1. Hospitality, Agriculture & Energy $ 214,020 $ 251,982 $ (37,962) 5.52% 41.66%   2. Multifamily 58,610 58,871 (261) 1.51% 11.41%   3. Retail & Office 54,838 52,913 1,925 1.41% 10.67%   4. Office & Retail 51,560 40,462 11,098 1.33% 10.04%   5. Warehouse 47,969 49,661 (1,692) 1.24% 9.34%   6. Retail 47,619 44,511 3,108 1.23% 9.27%   7. Land & Self-Storage 47,392 43,004 4,388 1.22% 9.22%   8. Warehouse 46,687 44,577 2,110 1.20% 9.09%   9. Long-Term Care 46,199 46,199 — 1.19% 8.99% 10. Multifamily 44,842 36,972 7,870 1.15% 8.73 % Top Ten (10) Relationships $ 659,736 $ 669,152 $ (9,416) 17.00% 128.42 % Total Gross Loans $ 3,879,899 $ 3,624,826 $ 255,073 % of Total Gross Loans 17.00% 18.46% (1.46) % Concentration (25% of Risk Based Capital ("RBC")) $ 128,431 $ 125,190

Bond Portfolio

$ in thousands	12/31/2025 Amortized Cost	12/31/2025 Net Unrealized / Gains	12/31/2025 Fair Value	12/31/2024 Amortized Cost	12/31/2024 Net Unrealized (Losses)/ Gains	12/31/2024 Fair Value
U.S. Government Agency Securities	$ 19,796	$ (421)	$ 19,375	$ 27,634	$ (684)	$ 26,950
Residential Mortgage-Backed Securities	83,918	(7,145)	76,773	106,593	(10,440)	96,153
Commercial Mortgage-Backed Securities	25,438	(316)	25,122	22,233	(646)	21,587
Other Commercial Mortgage-Backed Securities	25,297	(1,043)	24,254	24,064	(2,094)	21,970
Asset Backed Securities	100,643	(5,846)	94,797	127,978	(9,457)	118,521
Collateralized Mortgage Obligations	168,749	(6,929)	161,820	158,610	(10,022)	148,588
States and Political Subdivisions	262,275	(28,051)	234,224	262,879	(41,698)	221,181
Corporate Notes	59,250	(4,003)	55,247	70,750	(7,300)	63,450
Total Debt Securities	**$ 745,366**	**$ (53,754)**	**$ 691,612**	**$ 800,741**	**$ (82,341)**	**$ 718,400**

- The bond portfolio is 100% available-for-sale.
- Our portfolio consists of 45.1% of securities issued by United States government sponsored entities and carry an implicit government guarantee.
- States and political subdivisions comprise 33.9% of the portfolio and are largely general obligation or essential purpose revenue bonds, which have performed very well historically over all business cycles, and are rated AA and AAA.
- At December 31, 2025, the Company held 63.7% fixed rate and 36.3% floating rate securities.
- The material improvement in unrealized losses was largely due to bond maturities, amortizations and lower intermediate-term interest rates.
- Securities comprise 14.3% of total assets at December 31, 2025.
- Shorter maturity profile with an average life of 4.9 years; less interest rate risk with an effective duration of 3.73; and higher than peer book yield of 3.20%



Muni 34%
SBA 4%
ABS 3%
Corporates 8%
CMO 23%
CMBS 14%
MBS 13%
Agencies 1%

Carter Bankshares, Inc.
As of December 31, 2025 23

Deposit Composition 24As of December 31, 2025 For the Period Ending Variance $ in thousands 12/31/2025 9/30/2025 12/31/2024 Quarter Year Lifetime Free Checking $ 620,473 $ 606,203 $ 634,436 $ 14,270 $ (13,963) Interest-Bearing Demand 808,171 809,527 726,947 (1,356) 81,224 Money Market 553,964 552,564 512,162 1,400 41,802 Savings 326,182 335,502 355,506 (9,320) (29,324) Certificates of Deposits 1,902,099 1,906,551 1,924,370 (4,452) (22,271) Total Deposits $ 4,210,889 $ 4,210,347 $ 4,153,421 $ 542 $ 57,468 • Total deposits increased $57.5M YoY • Diversified and granular deposit base, approximately 78.2% Retail Customers • Approximately 81.3% of Deposits, including Collateralized Muni deposits are FDIC Insured • Partnership with IntraFi for available coverage over $250K FDIC insured limit CDs 45% Savings 8% DDA Int. Bearing 19% DDA Int. Free 15% MMA 13% Total Deposits Composition $748 $706 $685 $634 $620 $2,950 $2,927 $3,037 $3,519 $3,591 Noninterest-bearing Deposits Interest-bearing Deposits YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 1 1 Period end balances at, $ in millions

As of Month XX, XXXX Past Present Future Deposit Mix - 12/31/2017 Deposit Mix - 12/31/2025 Deposit Mix - Target Deposits 25 Goal is to enhance and diversify funding sources with a focus on lower cost/core relationships (both retail and commercial): •Deposits currently stand at $4.2B •CD Portfolio ($1.9B) is relatively short with 71.7% of the portfolio scheduled to mature within 12 months and 93.6% of the portfolio scheduled to mature within 24 months, allowing for opportunities to lower deposit costs quickly when short term rates begin to ease •Multiple strategies are in place to grow all non maturity deposit accounts with a focus on lower cost of funds •Established product road map and working to expand deposit offerings for retail and commercial customers As of December 31, 2025 CDs 56% DDA - Int. Free 14% DDA - Int. Bearing 7% MM 3% Savings 20% CDs 30% DDA - Int. Free 25% DDA - Int. Bearing 10% MM 15% Savings 20% DDA Int. Free 15% DDA Int. Bearing 19% CDs 45% MMA 13% Savings 8%

Asset Quality SECTION 03

Asset Quality 27As of December 31, 2025 $214 $1 YE 20251 Nonperforming Loan Breakdown YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 NPL CRE $ 3 $ 2 $ 1 $ 1 $ 24 C&I 1 — — 1 1 Res. Mtg. 1 1 4 5 5 Other Consumer 2 4 — — — Construction — — 3 — — Other — — 302 252 214 Total NPL $ 7 $ 7 $ 310 $ 259 $ 244 1 1 $244 < $1 YE 20251 Nonperforming Assets YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 NPA NPLs $ 7 $ 7 $ 310 $ 259 $ 244 OREO 11 8 2 1 — Total NPA $ 18 $ 15 $ 312 $ 260 $ 244 11 Delinquency / Portfolio Loans 2 5 6 5 3 2,812 3,149 3,506 3,625 3,880 0.06% 0.15% 0.17% 0.13% 0.08% Delinquency Portfolio Loans Delinquency / Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 Nonperforming Loans / Total Portfolio Loans $2,812 $3,149 $3,506 $3,625 $3,880 7 7 310 259 244 2,805 3,142 3,196 3,366 3,636 0.26% 0.21% 8.83% 7.15% 6.29% Nonperforming Loans Performing Loans Nonperforming Loans/ Total Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 1The Company placed commercial loans in the Other segment of the Company's loan portfolio, relating to the Bank's largest credit relationship, which has a current principal balance of $214.0 million in nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions $5 $24

Delinquency Trends 28As of December 31, 2025 Past Due Loans / Total Portfolio Loans 0.06% 0.15% 0.17% 0.13% 0.08% 0.05% 0.08% 0.16% 0.13% 0.06%0.01% 0.07% 0.01% 0.02% $1,670 $4,837 $6,032 $4,828 $3,236 30-59 Days PD 60-89 Days PD Total PD Amt YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 —% 0.06% 0.12% 0.18% 0.24% $— $3,000 $6,000 $9,000 $12,000 $'s in thousands

Delinquency Trends 29 As of December 31, 2025 Delinquency Trends $3,236 0.08% $243,982 6.29% $3,632,342 93.63% 30-89 Days Past Due NPL Current December 31, 2025 $ in thousands Current 30-89 Days Past Due NPL Total Portfolio Loans Commercial Real Estate $ 2,090,450 $ 3 $ 23,861 $ 2,114,314 Commercial and Industrial 230,749 159 1,013 231,921 Residential Mortgages 815,619 1,899 4,623 822,141 Other Consumer 28,124 267 25 28,416 Construction 464,265 908 440 465,613 Other1 3,135 — 214,020 217,155 Total $ 3,632,342 $ 3,236 $ 243,982 $ 3,879,560 • The $214.0M commercial loans placed in "other" which comprises the largest lending relationship represents 87.7% of the total nonperforming loans • Excluding the largest lending relationship, the YE 2025 NPL ratio to peers (0.77% vs 0.71%) and the delinquency ratio to peers (0.08% vs 0.37%) COMMENTARY: 1Represents the Bank’s largest lending relationship with a current principal balance of $214.0 million placed on nonaccrual status during the second quarter of 2023. Note: Other Real Estate Owned was $0.1 million as of December 31, 2025. Note: Peers include AROW, BHB, CFFI, CCBG, CHCO, CCNE, CTBI, FCBC, GSBC, HTB, MPB, MVBF, ORRF, PFIS, FRST, RBCA.A, SHBI, SMBK, SYBT, UVSP, WASH, BHRB, THFF, PEBO

Nonperforming Relationships 30As of December 31, 2025 Nonaccrual Balance Change Comments $ in thousands 12/31/2025 12/31/2024 1. Other1,2 $ 214,020 $ 251,982 $ (37,962) Other 2. CRE 14,321 — 14,321 Office Building 3. CRE 9,495 — 9,495 Commercial Warehouse Property 4. Residential Construction 2,018 2,053 (35) Residential Mortgage Loan 5. Commercial & Industrial 915 1,026 (111) Purchase Business Equipment 6. Residential — 527 (527) Residential Mortgage Loan 7. CRE — 419 (419) Commercial Property Subtotal: Top Nonaccrual Loans $ 240,769 $ 256,007 $ (15,238) Total Nonaccrual Loans $ 243,982 $ 259,349 $ (15,367) Top Nonaccrual Loans / Total Nonaccrual Loans 98.68% 98.71% (0.03) % Total Portfolio Loans $ 3,879,560 $ 3,624,826 $ 254,734 Total Nonaccrual Loans / Total Portfolio Loans 6.29% 7.15% (0.86) % Total Nonaccrual Loans excluding "Other1" / Total Portfolio Loans 0.77% 0.20% 0.57% 1 The Company placed commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $214.0 million, on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. 2The Bank's largest lending relationship comprises 87.72% of the total nonaccrual loans.

Loan Portfolio - Risk Ratings 31As of December 31, 2025 Portfolio Credit Quality Trend $2,812 $3,149 $3,506 $3,625 $3,880 $2,616 $2,992 $3,192 $3,351 $3,617 $186 $142 $310 $267 $251 93.0% 95.0% 91.1% 92.4% 93.2% Pass Substandard Special Mention % of Pass to Total YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 15 4 7 Portfolio Credit Quality Trend $196 $157 $314 $274 $262 $186 $142 $310 $267 $251 $10 $15 $4 $7 $12 97.5% 94.3% 86.7% Substandard Special Mention % of "Other " to Substandard YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 $— $120 $240 $360 $480 12 1 1 The Company placed $301.9 million of commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $214.0 million on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions 10

Net Charge-offs & Provision Expense 32As of December 31, 2025 ACL Composition & ACL Coverage Ratio $95,939 $93,852 $97,052 $75,600 $71,491 $94,974 $93,183 $42,738 $44,895 $51,534 $965 $669 $54,314 $30,705 $19,957 3.41% 2.98% 2.77% 2.09% 1.84% General Reserves Individually Evaluated Loan Reserves ACL to Total Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 1 4 2 3 1 Included in 2021 is the $61.6 million Day 1 adjustment related to the adoption ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. 2 YTD Net charge-offs for 2021 consist of $9.2 million for nine sold loans that were a part of two relationships in 3Q21 and $6.3 million and $1.9 million in 2Q21 for the resolution of our two largest nonperforming credits, which were previously reserved. 3 YTD Net charge-offs for YE 2024 consist of a $15.0 million principal charge-off related to the Other segment of the loan portfolio. 4 The individually evaluated loans increased $53.6 million during the second quarter of 2023 due to our largest lending relationship, that was previously reserved in general reserves within the Other segment, moved to nonperforming status and is currently individually evaluated. $ in thousands $ in thousands Net Charge-offs & Provision Expense 23,127 4,506 2,300 16,413 4723,350 2,419 5,500 (5,039) (3,637) 0.79% 0.15% 0.07% 0.46% 0.01% Net Charge-offs Provision Expense Net Charge-offs / Average Loans YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 (6,000) (4,000) (2,000) — 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 3 2

Deposit Mix SECTION 04

Deposits 34As of December 31, 2025 Total Deposit Composition $3,698 $3,633 $3,722 $4,153 $4,211 $748 $706 $685 $634 $621 $2,950 $2,927 $3,037 $3,519 $3,590 Noninterest-bearing deposits Interest-bearing deposits YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Insured/Uninsured Deposits $787.1 18.7% $175.0 4.2% $3,248.8 77.2% Uninsured Deposits Collateralized Muni Insured Deposits • Well-diversified deposit base of 118,400 customers ◦ average commercial deposit account balance is $50.1K ◦ average retail deposit account balance is $16.6K • Deposit mix of 78.2% Consumer / 21.8% Business • At December 31, 2025, the Bank had no deposit relationships greater than, or equal to, 2.0% of total deposits. • Partnership with IntraFi for available coverage over $250K FDIC insured limit. 1 2 1 Period end balances, $ in millions 2Collateralized Muni deposits are FDIC insured up to $250,000. All balances in excess of $250,000 are fully collateralized with eligible securities

Net Interest Income & NIM 0.57% 0.50% 1.73% 2.41% 2.18%3.41% 4.01% 4.60% 4.99% 5.01% 2.84% 3.51% 2.87% 2.58% 2.83% Total Cost of Funds Yield on Interest-earning Assets Net Interest Margin YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 Net Interest Income 35As of December 31, 2025 $252 Avg. Earning Assets & Yield $3,972 $4,024 $4,294 $4,459 $4,645 3.41% 4.01% 4.60% 4.99% 5.01% Avg. Earning Assets Yield on Earning Assets YE 2021 YE 2022 YE 2023 YE 2024 YE 2025 Avg. Interest-Bearing Liabilities & Costs $2,974 $3,044 $3,321 $3,509 $3,704 0.76% 0.67% 2.23% 3.06% 2.74% Avg. Interest-Bearing Liabilities Cost YE 2021 YE 2022 YE 2023 YE 2024 YE 2024 1 2 Average balances, $ in millions 1 Cost of Funds incorporates the free funds contribution with the rate on total interest-bearing liabilities to illustrate the impact of noninterest-bearing liabilities on the overall cost of funds. 2 Computed on a fully taxable equivalent basis (FTE) using 21% federal income tax statutory rate for 2021 through 2025. QTD Net Interest Margin (FTE) Trends 0.21% 0.12% 0.05% 0.06% 2.49% 2.70% 2.82% 2.87% 2.93% QoQ Change in Net Interest Margin (FTE) Net Interest Margin (FTE) QTD Q4'24 Q3'24 Q2'24 Q1'24 Q4'25

Commercial Loans SECTION 05

CRE Segment Overview 37As of December 31, 2025 Total CRE: $2,768.1 Total CRE, excluding "Other": $2,617.9 1 Other CRE & Other Commercial Segments include, but are not limited to, Special / Limited Use, Church, Mobile Home Park, Gas Station, Self-Storage Facilities & Auto Shops 2 Includes restaurant loans of $33.6 million 2 2 1 1

Hospitality Metrics 38As of December 31, 2025 $252 • Total portfolio balance $373.5M • Geographic diversification (see map) • Mean loan size in portfolio $6.8M1 • Median of loans in portfolio $4.3M1 • The largest loan in portfolio $51.6M1 • 23.90% are under construction1 • Top 10 borrowers make up 43.81% of the total hospitality commitment1 • No delinquent loans in the hospitality portfolio1 • There are 11.60%* loans in the hospitality portfolio that are adversely classified or NPL1 • 91.56% of hospitality portfolio is funded1 4.79 RISK RATING LTV DEBT/KEY 52.4% $106K AVERAGE *Relates to the Company's largest lending relationship. 1Commitment Level

Hospitality Metrics 39As of December 31, 2025 $ in thousands Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment Hilton $ 133,596 35.8% $ 181,173 60.2% $ 7,859 $ 118 IHG 65,825 17.6% 67,881 55.8% 5,063 74 Upscale Independent/Boutique 55,660 14.9% 55,660 25.3% 27,830 82 Marriott 50,349 13.5% 71,705 52.9% 7,193 127 Independent 25,715 6.9% 25,715 47.9% 4,286 222 Wyndham 22,261 6.0% 22,261 55.2% 2,226 39 Radisson 10,150 2.7% 10,150 48.4% 2,537 35 Best Western 5,336 1.4% 5,336 39.9% 1,779 19 Choice 4,655 1.2% 4,655 43.6% 1,552 26 Hospitality Totals $ 373,547 100.0% $ 444,536 52.4% $ 6,703 $ 106 Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment North Carolina $ 221,323 59.2% $ 269,702 56.2% $ 5,398 $ 114 South Carolina 55,932 15.0% 66,922 58.2% 6,215 103 West Virginia 55,492 14.9% 55,492 24.2% 18,497 69 Virginia 30,818 8.2% 42,438 55.7% 3,082 120 Georgia 9,982 2.7% 9,982 52.7% 4,991 58 Hospitality Totals $ 373,547 100.0% $ 444,536 52.4% $ 7,637 $ 106

Multifamily Metrics 40As of December 31, 2025 $252 • Total portfolio balance $435.5M • Geographic diversification (see map) • Mean loan size in portfolio $4.1M1 • Median of loans in portfolio $435K1 • The largest loan in portfolio $27M1 • 41.22% are under construction1 • Top 10 borrowers make up 49.48% of the total multifamily commitment1 • Less than 0.01% of the portfolio are delinquent1 • There are no loans in the portfolio that are considered NPL1 • 1.77% of the portfolio is considered adversely classified1 • 88.59% of portfolio is funded1 4.77 RISK RATING LTV DEBT/DOOR 49.7% $109 AVERAGE 1 Commitment Level

Multifamily Metrics 41As of December 31, 2025 $252 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily $ 379,810 87.2% $ 516,138 49.5% $ 4,869 $ 116 Student 48,426 11.1% 48,426 57.5% 6,909 52 Participations in Affordable Housing 7,237 1.7% 7,237 10.6% 154 4 Other1 — — % 50 — % — — Multifamily Totals $ 435,473 100.0% $ 571,851 49.7% $ 2,983 $ 109 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily North Carolina $ 194,937 44.8% $ 323,938 49.1% $ 3,304 $ 130 Virginia 146,543 33.6% 153,920 47.8% 3,331 81 South Carolina 45,567 10.5% 45,567 51.7% 1,899 118 Student Housing Virginia 46,665 10.7% 46,665 57.8% 5,833 54 North Carolina 1,761 0.4% 1,761 48.9% 1,761 8 Multifamily Totals $ 435,473 100.0% $ 571,851 49.7% $ 3,225 $ 109 $ in thousands  1 The Other category consists of multifamily properties for which we do not have the data.

Retail Metrics 42As of December 31, 2025 $252 4.33 RISK RATING LTV DEBT/SQ FT 70.0% $148 AVERAGE • Total portfolio balance $519.9M** • Geographic diversification (see map) • Mean loan size in portfolio $3.1M1 • Median of loans in portfolio $1.4M1 • The largest loan in portfolio $27M1 • 13.16% are under construction1 • Top 10 borrowers make up 34.19% of the total retail commitment1 • There are no loans in the portfolio that are delinquent1 • Less than 0.01% of this portfolio are considered adversely classified1 • Less than 0.01% are in NPL status1 • 95.09% of retail portfolio is funded1 ** Excludes restaurant loans of $33.6 million 1 Commitment Level

Retail Metrics 43As of December 31, 2025 $252 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Anchored Strip Centers $ 259,548 49.9% $ 283,215 84.3% $ 4,991 $ 143 Unanchored Strip Centers 141,578 27.2% 159,573 53.7% 2,178 168 Outparcels/Single Tenant 80,537 15.5% 83,859 56.4% 1,438 154 Power Centers2 34,690 6.7% 35,321 61.7% 6,938 94 Big Box 3,503 0.7% 3,503 60.3% 1,168 46 Retail Totals1 $ 519,856 100.0% $ 565,471 70.0% $ 3,343 $ 148 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size North Carolina $ 312,408 60.1% $ 353,383 74.6% $ 3,188 Virginia 98,645 19.0% 99,699 64.4% 1,794 South Carolina 39,702 7.6% 43,288 56.5% 2,481 Georgia 33,529 6.5% 33,529 61.7% 4,790 Maryland 15,266 2.9% 15,266 60.9% 7,633 Ohio 10,392 2.0% 10,392 57.4% 10,392 Florida 9,561 1.8% 9,561 74.1% 9,561 West Virginia 353 0.1% 353 42.8% 353 Retail Totals1 $ 519,856 100.0% $ 565,471 70.0% $ 5,024 $ in thousands 1 Excludes restaurant loans of $33.6 million 2 A Power Center is a large outdoor shopping mall that usually includes three or more "Big Box" stores.

Office Metrics 44As of December 31, 2025 $252 • Total portfolio balance $217.6M • Geographic diversification (see map) • Mean loan size in portfolio $1.8M1 • Median of loans in portfolio $496K1 • The largest loan in portfolio $20M1 • 1.67% are under construction1 • Top 10 borrowers make up 55.10% of the total office commitment1 • 0.05% of this portfolio is delinquent1 • 10.78% of loans are primarily rated special mention or worse1 • 6.23% are in NPL status1 • 94.96% of office portfolio is funded1 4.59 RISK RATING DEBT/SQ FT $124 AVERAGE 1 Commitment Level

Office Metrics 45As of December 31, 2025 $ in thousands $252 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment General Office Space $ 126,283 58.0% $ 134,608 $ 1,707 $ 127 Medical Offices 42,892 19.7% 44,196 2,042 105 Government 21,137 9.7% 21,137 7,046 71 Daycare Center 18,691 8.6% 22,673 2,670 207 Veterinary Offices 8,171 3.8% 15,000 409 102 Law Offices 426 0.2% 426 107 36 Office Totals $ 217,600 100.0% $ 238,040 $ 2,330 $ 124 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Virginia $ 89,696 41.2% $ 91,638 $ 1,950 $ 104 North Carolina 65,386 30.0% 79,903 1,308 137 South Carolina 39,552 18.2% 43,533 5,650 152 Maryland 6,556 3.0% 6,556 6,556 120 Georgia 4,254 2.0% 4,254 851 104 Tennessee 2,959 1.4% 2,959 1,480 53 West Virginia 2,423 1.1% 2,423 808 69 Ohio 1,867 0.9% 1,867 933 103 Connecticut 1,306 0.6% 1,306 435 87 Michigan 1,128 0.5% 1,128 376 96 Vermont 902 0.4% 902 451 160 Illinois 508 0.2% 508 508 127 Maine 361 0.2% 361 361 152 Indiana 282 0.1% 282 282 44 Kentucky 226 0.1% 226 226 72 Florida 194 0.1% 194 194 74 Office Totals $ 217,600 100.0% $ 238,040 $ 1,398 $ 124

Non-GAAP Reconciliation SECTION 06

Non-GAAP Statement 47As of December 31, 2025 Statements in this exhibit include non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. Management uses, and this exhibit references, the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, the adjusted book value and net interest income and net interest margin, each on a fully taxable equivalent, or FTE, basis, which are non-GAAP financial measures. Management believes the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, adjusted book value and net interest income and net interest margin on an FTE basis provide information useful to investors in understanding our underlying business, operational performance and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although management believes that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total Interest and dividend income (FTE) (non-GAAP) , which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.

	Quarter-to-Date			Year-to-Date	
Adjusted Net Interest Income (FTE) (Non-GAAP)	**4Q 2025**	**3Q 2025**	**4Q 2024**	**12/31/25**	**12/31/24**
(Dollars in Thousands)					
Interest and Dividend Income (FTE)(Non-GAAP)					
Interest and Dividend Income (GAAP)	$ 59,298	$ 59,170	$ 56,502	$ 232,222	$ 221,729
Tax Equivalent Adjustment [3]	159	163	182	671	775
Interest and Dividend Income (FTE) (Non-GAAP)	**59,457**	**59,333**	**56,684**	**232,893**	**222,504**
Average Earning Assets	$ 4,706,917	$ 4,680,668	$ 4,520,295	$ 4,644,599	$ 4,458,601
Yield on Interest-earning Assets (GAAP)	**5.00%**	**5.02%**	**4.97%**	**5.00%**	**4.97%**
Yield on Interest-earning Assets (FTE) (Non-GAAP)	**5.01%**	**5.03%**	**4.99%**	**5.01%**	**4.99%**
Net Interest Income (GAAP)	$ 34,604	$ 33,719	$ 29,148	$ 130,820	$ 114,457
Tax Equivalent Adjustment [3]	159	163	182	671	775
Net Interest Income (FTE) (Non-GAAP)	**34,763**	**33,882**	**29,330**	**131,491**	**115,232**
Average Earning Assets	$ 4,706,917	$ 4,680,668	$ 4,520,295	$ 4,644,599	$ 4,458,601
Net Interest Margin (GAAP)	**2.92%**	**2.86%**	**2.57%**	**2.82%**	**2.57%**
Net Interest Margin (FTE) (Non-GAAP)	**2.93%**	**2.87%**	**2.58%**	**2.83%**	**2.58%**

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2024 and 2023 periods.

Carter Bankshares, Inc.

As of December 31, 2025 48

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total Interest and dividend income (FTE) (non-GAAP) , which are used in computing net interest margin (FTE) (non-GAAP) , and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted efficiency ratio (non-GAAP) excludes losses on sales and write-downs of branch premises, net, gains and losses on sales and write-downs of OREO, net, 1035 exchange fee on BOLI, severance pay, contingent liability, the (gains) losses on sales of securities, net, equity security unrealized fair value gains, gain on BOLI death benefit, and OREO income. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company's operations.

	Quarter-to-Date			Year-to-Date	
Adjusted Efficiency Ratio (Non-GAAP)	**4Q 2025**	**3Q 2025**	**4Q 2024**	**12/31/25**	**12/31/24**
(Dollars in Thousands)					
Noninterest Expense	**$ 31,004**	**$ 28,704**	**$ 28,866**	**$ 117,054**	**$ 110,002**
Less: Losses on sales and write-downs of Branch Premises, net	(188)	(11)	(54)	(256)	(108)
Less: Gains (Losses) on Sales and write-downs of OREO, net	51	89	14	(203)	866
Less: 1035 Exchange fee on BOLI	(133)	—	—	(660)	—
Less: Acquisition Costs	—	(33)	—	(419)	—
Less: Severance Pay	(55)	—	—	(95)	—
Less: Contingent Liability	—	—	—	(38)	(303)
Adjusted Noninterest Expense (Non-GAAP)	**$ 30,679**	**$ 28,749**	**$ 28,826**	**$ 115,383**	**$ 110,457**
Net Interest Income	**$ 34,604**	**$ 33,719**	**$ 29,148**	**$ 130,820**	**$ 114,457**
Plus: Taxable Equivalent Adjustment[3]	159	163	182	671	775
Net Interest Income (FTE) (Non-GAAP)	**$ 34,763**	**$ 33,882**	**$ 29,330**	**$ 131,491**	**$ 115,232**
Less: Gains on Sales of Securities, net	(46)	—	(32)	(46)	(68)
Less: Equity Security Unrealized Fair Value (Gain) Loss	(22)	(69)	166	(250)	(41)
Less: Gain on BOLI death benefit	—	—	—	(1,882)	—
Less: OREO Income	—	—	(2)	—	(46)
Plus: Noninterest Income	5,225	5,370	5,368	22,404	21,368
Net Interest Income (FTE) (Non-GAAP) plus Adjusted Noninterest Income	**$ 39,920**	**$ 39,183**	**$ 34,830**	**$ 151,717**	**$ 136,445**
Efficiency Ratio (GAAP)	**77.84%**	**73.43%**	**83.63%**	**76.39%**	**80.99%**
Adjusted Efficiency Ratio (Non-GAAP)	**76.85%**	**73.37%**	**82.76%**	**76.05%**	**80.95%**

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2025 and 2024 periods.

Carter Bankshares, Inc.
49

Non-GAAP Reconciliation 50As of December 31, 2025 $252 The adjusted book value ratio excludes accumulated other comprehensive loss ("AOCL") and adds back the other segment reserve release, net of tax. The Company believes this adjusted measure enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCL and the other segment reserve, some of which are uncertain and difficult to predict, or assuming that the Company realized all the previously unrealized losses on available-for-sale securities at the end of the period or the hypothetical release of the other segment reserve. Year-to-Date Adjusted Book Value (Non-GAAP) 2025 (Dollars in Thousands) Adjusted Book Value (Non-GAAP) Total Shareholders' Equity $ 419,697 Add: AOCL 42,160 Add: Other Segment Reserve Release, net of tax 14,165 Total Shareholders' Equity, excluding AOCI and segment reserve release (Non-GAAP) $ 476,022 Common Shares Outstanding at End of Period 22,083 Book Value (GAAP) $ 19.01 Adjusted Book Value (Non-GAAP) $ 21.56

Non-GAAP Reconciliation 51As of December 31, 2025 $252 Adjusted Nonperforming Loans ("NPL") to Total Portfolio Loans (Non-GAAP) December 31, 2025 (Dollars in Thousands) Adjusted NPLs (Non-GAAP) Total NPL $ 243,982 Less: Bank's Largest Lending Relationship 214,020 Total NPL, excluding Bank's Largest Lending Relationship (Non-GAAP) $ 29,962 Total Portfolio Loans $ 3,879,560 NPL to Total Portfolio Loans (GAAP) 6.29 % Adjusted NPL to Total Portfolio Loans (Non-GAAP) 0.77 % Adjusted Allowance for Credit Losses ("ACL") to Total Portfolio Loans (Non-GAAP) December 31, 2025 (Dollars in Thousands) Adjusted ACL (Non-GAAP) Total ACL $ 71,491 Less: Bank's Largest Lending Relationship Reserve 18,035 Total ACL, excluding Bank's Largest Lending Relationship Reserve (Non-GAAP) $ 53,456 Total Portfolio Loans $ 3,879,560 ACL to Total Portfolio Loans (GAAP) 1.84 % Adjusted ACL to Total Portfolio Loans (Non-GAAP) 1.38%